Exhibit 99.1
------------


                             UNITED-GUARDIAN REPORTS
                              THIRD QUARTER RESULTS


Hauppauge, NY, November 8, 2006 - United-Guardian, Inc. (AMEX:UG) reported third quarter earnings of $710,868 ($0.14 per share) on sales of $3,020,366, as compared with last year's third quarter earnings of $775,716 ($0.16 per share) on sales of $3,049,494. For the nine months ended September 30, 2006 the earnings were $1,983,249 ($0.40 per share) on sales of $8,942,178, compared with $2,242,501 ($0.45 per share) on sales of $9,697,066 for the same period in 2005.

Ken Globus, President of United-Guardian, stated "We are optimistic that we will continue to make up some or all of the shortfall in year-to-date sales that is partially attributable to buying patterns of our customers. This was especially evident in October, when sales were very strong and shipments to our largest customer were up substantially compared with October, 2005. We are also excited about a new project with an Ohio company that has found some interesting new uses for Cloronine(TM), one of our proprietary disinfectants. We will know more after some initial field tests are completed in November and December." United-Guardian is a manufacturer of cosmetic ingredients, personal and health care products, pharmaceuticals, and specialty industrial products.

                                                   Contact:   Robert S. Rubinger
                                                              Public Relations
                                                              (631) 273-0900


NOTE: This press release contains both historical and "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements about the company's expectations or beliefs concerning future events, such as financial performance, business prospects, and similar matters, are being made in reliance upon the "safe harbor" provisions of that Act. Such statements are subject to a variety of factors that could cause our actual results or performance to differ materially from the anticipated results or performance expressed or implied by such forward-looking statements. For further information about the risks and uncertainties that may affect the company's business please refer to the company's reports and filings with the Securities and Exchange Commission.

                  RESULTS FOR THE NINE AND THREE MONTHS ENDED
                   SEPTEMBER 30, 2006 and SEPTEMBER 30, 2005

                                                 9 Months Ended                         3 Months Ended
                                                  September 30,                          September 30,
                                            2006              2005                   2006             2005
                                            ----              ----                   ----             ----
Revenue:                               $ 8,942,178       $ 9,697,066            $ 3,020,366       $ 3,049,494

Costs and expenses:                      6,202,453         6,293,665              2,034,196         1,926,766
                                         ---------         ---------              ---------         ---------
        Income from operations           2,739,725         3,403,401                986,170         1,122,728

Other income                               301,524           121,400                106,998            74,388
                                         ---------         ---------              ---------         ---------
        Income before income taxes       3,041,249         3,524,801              1,093,168         1,197,116

Provision for income taxes               1,058,000         1,282,300                382,300           421,400
                                         ---------         ---------               --------         ---------
        Net income                     $ 1,983,249       $ 2,242,501            $   710,868        $  775,716
                                         =========         =========               ========         =========
Earnings per share (Basic and Diluted) $      0.40       $      0.45            $     0.14         $     0.16
                                         ==========        =========               ========         =========

Additional financial information can be found at the company's web site at www.u-g.com.